Exhibit 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT ZLOKOWER COMPANY:

Medallion Financial Corp.
437 Madison Avenue – 38th floor
New York, New York 10022

Andrew M. Murstein, President	Public Relations
Larry D. Hall, CFO	Harry Zlokower/Dave Closs
1-212-328-2100	1-212-447-9292
1-877-MEDALLION

FOR IMMEDIATE RELEASE

MEDALLION FINANCIAL CORP. ANNOUNCES

2006 THIRD QUARTER RESULTS

MEDALLION PORTFOLIO REACHES AN ALL-TIME HIGH

YIELDS AT A 5 YEAR HIGH

NET INTEREST INCOME OF $8.7 MILLION IS SECOND HIGHEST ALL TIME

DIVIDEND RAISED TO $0.18

NEW YORK, N.Y., November 6, 2006 — Medallion Financial Corp. (NASDAQ: TAXI), a specialty finance company with a leading position servicing the taxi industry and other niche markets in small business and consumer lending, announced that net investment income after taxes increased 14% to $2,781,000 or $0.16 per diluted common share in the 2006 third quarter from $2,431,000 or $0.14 per diluted common share in the 2006 second quarter. Over the last 12 months, medallion loans grew to $484,398,000 from $433,562,000, an increase of 12%; commercial loans were at $143,752,000, down from $160,883,000, primarily due to the sale of one of the Company’s divisions and up

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Medallion Financial Corp. Announces 2006 Third Quarter Results, page 2 from $140,895,000 excluding that division, an increase of 2%; and consumer loans grew to $111,148,000, up from $84,080,000, an increase of 32%. Medallion loans and consumer loans reached all time highs for the Company.

“We are pleased with our results this quarter,” commented President Andrew Murstein. “Our pre-tax net investment income is among the highest it has been, reaching $4,072,000 in the quarter, up 17% from $3,482,000 in the year ago quarter. As we continue to use our bank as a funding platform, we pay taxes and are able to retain earnings to help fuel our continued growth. Medallion loan demand continues to look positive, and we expect good growth in the fourth quarter. If trends continue we believe we will finish the year with over $500,000,000 in medallion loans.”

Mr. Murstein continued, “Our industrial loan bank is a very valuable asset and is run exceptionally well. Our operating efficiencies, a measure of how much it costs to generate one dollar of net interest income, is among the best in the industry. Banks this year typically averaged over 50%, and we are at 28%. Our pre-tax return on equity in the bank was 25%.”

Chief Financial Officer Larry Hall stated, “Net interest income, or our interest income minus our interest expense was $8,705,000, the second highest quarter in our history. Our portfolio yield continues to increase. This quarter it grew to 9.09%, up from 8.99% at the end of the second quarter, and 8.44% a year ago. Our net interest margin increased in the quarter to 4.43% from 4.09% in the second quarter. Our credit quality remains outstanding as delinquencies over 90 days decreased to 2.0% for the entire portfolio, down from 2.3% one year ago. Net increase in net assets resulting from operations was $0.08 per diluted share, down from $0.23 in the second quarter with a good part of the change coming from a decline during the quarter in the value of Clear Channel stock that we own. After the quarter ended however, the price

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Medallion Financial Corp. Announces 2006 Third Quarter Results, page 3 increased substantially, and we sold 100,000 shares of our Clear Channel holdings at a price of $35.18 per share. We anticipate paying that realized gain to our shareholders as dividends over the next several quarters. We still hold approximately 480,000 shares of Clear Channel stock.”

The Board of Directors increased the Company’s dividend to $0.18 per share, continuing an upward trend that goes back to 2003. During the first nine months of 2006, our dividend increased 28% over the first nine months of 2005. The dividend will be payable on December 8, 2006 to shareholders of record as of November 24, 2006. Since Medallion’s IPO, the Company has paid out more than $101,000,000 in dividends to shareholders, representing more than $6.82 per share.

Medallion Financial Corp. is a specialty finance company with a leading position in the origination and servicing of loans financing the purchase of taxicab medallions and related assets. The Company also originates and services commercial and consumer loans, provides refinancing for small businesses in niche industries. The Company and its subsidiaries have lent over $2.5 billion to its taxicab, commercial, and consumer customers.

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, costs, sales, net investment income, earnings, and growth. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors discussed under the heading “Risk Factors” in Medallion’s 2005 Annual Report on Form 10-K.

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MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months ended September 30,		Nine Months ended September 30,
	2006	2005	2006	2005
Interest income on investments	$16,825,583	$14,170,478	$48,209,746	$40,272,883
Dividends and interest income on short-term investments	737,817	411,531	2,058,621	1,187,948
Medallion lease income	132,646	117,000	372,646	342,000

Total investment income	17,696,046	14,699,009	50,641,013	41,802,831

Interest on floating rate borrowings	4,863,678	3,613,645	13,891,977	9,780,888
Interest on fixed rate borrowings	4,127,791	2,883,322	11,072,600	7,808,291

Total interest expense	8,991,469	6,496,967	24,964,577	17,589,179

Net interest income	8,704,577	8,202,042	25,676,436	24,213,652

Gain on sales of loans	—	222,784	—	837,735
Other income	201,580	635,810	1,485,254	2,451,530

Total noninterest income	201,580	858,594	1,485,254	3,289,265

Salaries and benefits	2,709,544	2,980,309	8,034,648	8,731,113
Professional fees	549,524	562,843	1,712,508	1,550,221
Other operating expenses	1,575,587	2,035,315	4,839,515	5,984,938

Total operating expenses	4,834,655	5,578,467	14,586,671	16,266,272

Net investment income before income taxes	4,071,502	3,482,169	12,575,019	11,236,645
Income tax provision	1,290,281	296,003	3,596,830	1,537,034

Net investment income after income taxes	2,781,221	3,186,166	8,978,189	9,699,611

Net realized gains (losses) on investments	(696,202)	2,150,192	(650,738)	3,515,263
Net change in unrealized depreciation on investments	(684,163)	(1,760,437)	(1,064,356)	(6,955,930)

Net realized/unrealized gains (losses) on investments	(1,380,365)	389,755	(1,715,094)	(3,440,667)

Net increase in net assets resulting from operations	$1,400,856	$3,575,921	$7,263,095	$6,258,944

Net investment income before income taxes per common share
Basic	$0.24	$0.20	$0.73	$0.66
Diluted	0.23	0.20	0.71	0.64

Net investment income after income taxes per common share
Basic	$0.16	$0.19	$0.52	$0.57
Diluted	0.16	0.18	0.51	0.55

Net increase in net assets resulting from operations per common share
Basic	$0.08	$0.21	$0.42	$0.37
Diluted	0.08	0.20	0.41	0.36

Dividends declared per share	$0.18	$0.14	$0.50	$0.39

Weighted average common shares outstanding
Basic	17,312,915	17,066,001	17,269,881	17,064,028
Diluted	17,749,934	17,564,203	17,757,496	17,543,201

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

	(UNAUDITED)	AUDITED
	September 30, 2006	December 31, 2005
Assets
Medallion loans, at fair value	$484,398,427	$449,672,510
Commercial loans, at fair value	143,751,866	145,796,651
Consumer loans, at fair value	111,148,271	85,678,412
Equity investments, at fair value	23,047,377	24,012,508
Investment securities, at fair value	19,965,573	18,092,838

Net investments ($380,466,000 at September 30, 2006 and $380,267,000 at December 31, 2005 pledged as collateral under borrowing arrangements)	782,311,514	723,252,919
Cash ($854,000 at September 30, 2006 and $574,000 December 31, 2005 restricted as to use by lender)	27,794,336	43,035,506
Accrued interest receivable	4,014,224	3,580,460
Fixed assets, net	702,733	614,858
Goodwill, net	5,007,583	5,007,583
Other assets, net	16,837,798	17,481,876

Total assets	$836,668,188	$792,973,202

Liabilities
Accounts payable and accrued expenses	$3,709,891	$4,837,461
Accrued interest payable	664,688	1,759,737
Floating rate borrowings	341,004,688	323,664,951
Fixed rate borrowings	324,997,418	296,357,214

Total liabilities	670,376,685	626,619,363

Shareholders’ equity
Preferred Stock (1,000,000 shares of $0.01 par value stock authorized—none outstanding)	—	—
Common stock (50,000,000 shares of $0.01 par value stock authorized – 18,686,266 shares at September 30, 2006 and 18,546,648 shares at December 31, 2005 issued)	186,863	185,271
Treasury stock at cost (1,373,351 shares at September 30, 2006 and December 31, 2005)	(12,611,113)	(12,611,113)
Capital in excess of par value	176,222,282	175,259,730
Accumulated net investment income	2,493,471	3,519,951

Total shareholders’ equity	166,291,503	166,353,839

Total liabilities and shareholders’ equity	$836,668,188	$792,973,202

Number of common shares outstanding	17,312,915	17,173,297
Net asset value per share	$9.61	$9.69

Total managed loans	$755,184,516	$690,280,561
Total managed assets	852,554,140	802,106,190